Item 77O Transactions Effected Through Rule 10f-3

1.
Name of Fund: Advisory Research MLP & Energy Income Fund

2.
Name of Security: QEP Midstream Partners, LP

3.
Purchase Price per Unit: $21.00

4.
Date and Time of Purchase: 8/8/13

5.
Commission, Spread or Profit: 6.5%

6.
Amount of Securities Purchased: $1,016,190

7.
Name of Managing Underwriter: Wells Fargo Securities LLC

8.
Names of Underwriting syndicate members: Citigroup, Deutsche Bank Securities, Morgan Stanley, JP Morgan, Goldman Sachs & Co, SunTrust Robinson Humphrey, BMO Capital Markets, BB&T Capital Markets CIBC, Mitsubishi UFJ Securities, Piper Jaffray, TD Securities,
Janney Montgomery Scott
9.
Security acquired from: Wells Fargo Securities LLC
10.These transactions are reported to the Board of Trustees quarterly, and executed pursuant to the provisions of Rule 10f-3 under the 1940 Act and the Trusts procedures thereunder the Rule 10f-3 Procedures was effected in compliance with the Rule 10f-3 Procedures.



1.
Name of Fund: Advisory Research MLP & Energy Infrastructure Fund

2.
Name of Security: QEP Midstream Partners, LP

3.
Purchase Price per Unit: $21.00

4.
Date and Time of Purchase: 8/8/13
5.
Commission, Spread or Profit: 6.5%

6.
Amount of Securities Purchased: $84,735
7.
Name of Managing Underwriter: Wells Fargo Securities LLC

8.
Names of Underwriting syndicate members: Citigroup, Deutsche Bank Securities, Morgan Stanley, JP Morgan, Goldman Sachs & Co, SunTrust Robinson Humphrey, BMO Capital Markets, BB&T Capital Markets CIBC, Mitsubishi UFJ Securities, Piper Jaffray, TD Securities,
Janney Montgomery Scott
9.
Security acquired from: Wells Fargo Securities LLC
10.These transactions are reported to the Board of Trustees quarterly, and executed pursuant to the provisions of Rule 10f-3 under the 1940 Act and the Trusts procedures thereunder the Rule 10f-3 Procedures was effected in compliance with the Rule 10f-3 Procedures.